Exhibit (a)(1)(iv)

Form of Notice of Acceptance of Tender

[    ], 2016

Dear Investor:

Regarding your investment in the Equity Long/Short Opportunities Fund

Please be advised of the following details concerning your redemption from the Equity Long/Short Opportunities Fund as of [     ], 2016:

Name of Redeeming Investor:         [Investor Name]

Amount of Redemption:      $[     ]

Should you have any questions or require additional information, please contact your Northern Trust representative or:

Kerry Lipuma on behalf of the Equity Long/Short Opportunities Fund

Tel 312.557.3998

Email NTGA_AMO@NTRS.COM